                                   EXHIBIT 2


                                 July 22, 1996



      Randolph Cullom, President
      Lee A. Ringeman, Vice President
      Conley J. Dutrix, Vice President
      Wiley Magee, Secretary
      Guaranty Bancshares Holding Corporation
      1201 Brashear Avenue
      Morgan City, Louisiana  70381

      Gentlemen:

           In accordance with the Louisiana Business Corporation Law and the Articles of Incorporation and By-laws of Guaranty Bancshares Holding Corporation ("GBHC"), the undersigned shareholders are holder of record in excess of 10% of the issued and outstanding Class A and Class B Common Stock and hereby demand that you call a special meeting of GBHC shareholders for the following purposes:

           1. To remove Messrs. Randolph Cullom, Lee A. Ringeman and Conley J. Dutreix, without cause, from the GBHC Board of Directors;

           2. If necessary, to increase the size of the Board to twelve persons if Proposal I is adopted and to fifteen persons if Proposal 1 is not adopted;

           3. To elect Virgil Allen, Vincent A. Cannata, Jr., Richard W. Cryar, Anthony J. Guarisco, Jr., Paul M. Ordogne and Christian
                G. Vaccari directors until the next annual meeting of Shareholders and until their successors are elected and qualified so that (assuming Proposal 1 is adopted) the GBHC Board of Directors will consist of such new members and the following incumbent members: H.W. Bailey, Brooks Blakeman, Vincent A. Cannata, Sr., Frank J. Domino, Sr., Anthony J. Guarisco, Sr., and Wiley Magee; and

           4. To transact such other business as may be properly presented to the meeting or any adjournment or adjournments thereof.

           Enclosed is a form of notice that may be used for the call of the meeting. If you fail to call the special meeting of shareholders by the close of business on July 29, 1996, the undersigned will mail the enclosed notice to the GBHC shareholders.

           Future correspondence on this matter should be directed to the attention of M. Walker Baus, LeCorgne, Livaudais & Baus, 203 Carondelet St., Suite 210, New Orleans, Louisiana 70130.

                                          CARI INVESTMENT COMPANY


                                          BY:  /s/ Christian G. Vaccari
                                               ---------------------------
                                                   Christian G. Vaccari,
                                                   President


                                (Page 8 of 11)

                                              /s/ Virgil Allen
                                              ---------------------------
                                                  VIRGIL ALLEN


                                              /s/ Vincent A. Cannata, Jr.
                                              ---------------------------
                                                  VINCENT A. CANNATA, JR.


                                              /s/ Richard W. Cryar
                                              ---------------------------
                                                  RICHARD W. CRYAR


                                              /s/ Anthony Guarisco, Jr.
                                              ---------------------------
                                                  ANTHONY GUARISCO, JR.


                                              /s/ Paul M. Ordogne
                                              ---------------------------
                                                  PAUL M. ORDOGNE

                                (Page 9 of 11)

State of Louisiana   )
                     )  ss:
Parish of Orleans    )



The undersigned, being first duly sworn, does say that he is President and Chief Executive Officer of Cari Investment Company which executed the foregoing letter, and he acknowledged the execution of said letter to be his act and deed and the act and deed of Cari Investment Company and that the information and facts stated therein are true and correct.


                                          CARI INVESTMENT COMPANY

                                          By:  /s/ Christian G. Vaccari
                                               -------------------------
                                                   CHRISTIAN G. VACCARI



Subscribed and sworn to before me
this 22nd day of July, 1996.


__________________________________
       Notary Public




                                (Page 10 of 11)

                           NOTICE OF SPECIAL MEETING
                                       OF
                                  SHAREHOLDERS
                                       OF
                    GUARANTY BANCSHARES HOLDING CORPORATION


                                                           July __, 1996


       To Our Shareholders:

             A special meeting of shareholders of Guaranty Bancshares Holding Corporation will be held on August 19, 1996 at 1:00 p.m. in the Board of Directors Room located on the fourth floor of the Guaranty Bank & Trust Building, 1201 Brashear Avenue, Morgan City, Louisiana 70381, for the following purposes:

                  1. To remove Messrs. Randolph Cullom, Lee A. Ringeman and Conley J. Dutreix, without cause, from the GBHC Board of Directors;

                  2. If necessary, to increase the size of the Board to twelve persons if Proposal 1 is adopted and to fifteen persons if Proposal 1 is not adopted;

                  3.   To elect Virgin Allen, Vincent A. Cannata, Jr., Richard
                       W. Cryar, Anthony J. Guarisco, Jr., Paul M. Ordogne and Christian G. Vaccari directors until the next annual meeting of Shareholders and until their successors are elected and qualified so that (if Proposal 1 is adopted) the GBHC Board of Directors will consist of such new members and the following incumbent members: H. W. Bailey, Brooks Blakeman, Vincent A. Cannata, Sr., Frank
                       J. Domino, Sr., Anthony J. Guarisco, Sr. and Wiley Magee; and

                  4. To transact such other business as may be properly presented to the meeting or any adjournment or adjournments thereof.

             The date hereof shall be the record date for the determination of shareholders entitled to vote at the meeting.


                                                 Wiley Magee
                                                 Secretary



                                (Page 11 of 11)